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                         MADISON BANCSHARES GROUP, LTD.
                              MADISON BANK BUILDING
                            1767 SENTRY PARKWAY WEST
                      BLUE BELL, PA  19422 - (215) 641-1111



                                                       May 9, 1996



Dear Fellow Shareholder:

          A group of two dissident shareholders (the "Schiffman Group") headed by Alan Schiffman has announced it will seek to elect four candidates to your Company's Board in opposition to the nominees recommended by your Board of Directors. The stated goal of the Schiffman Group is to attempt to force an immediate sale of your Company, despite its solid record of profitability and performance. Your Company has established a firm foundation for future growth and is poised to take advantage of promising growth opportunities in its market area resulting from the consolidation of regional banks. Your Board has adopted a long term growth strategy which we believe will capitalize on The Madison Bank's established reputation, in the communities in which we work and live, for customer service and satisfaction. As a result, we don't believe the
Schiffman Group's nominees have the Company's best interests in mind.   DO NOT
SIGN ANY GREEN PROXY SENT TO YOU BY THE SCHIFFMAN GROUP.

          Your Board of Directors believes that Mr. Schiffman is acting in his own personal interests and not in the interests of all shareholders. You should be aware that the Board decided it was in the best interests of shareholders not to renew Mr. Schiffman's employment contract as Chairman upon its expiration in December 1994. During 1995, your Board was forced to reduce Mr. Schiffman's duties as Chairman, President and Chief Executive Officer of your Company and ultimately had to strip him of these titles in March 1996. Once your Board of Directors decided to remove Mr. Schiffman from office, it appears that Mr. Schiffman decided to seek board representation for his candidates for the purpose of pursuing his strategy of a possible immediate sale of the Company. Your Board believes that it would be premature to sell the Company at this time and that such a sale would not, in the long run, result in maximum value to you and to us as shareholders. FOR THESE AND THE OTHER REASONS DISCUSSED IN THE STATEMENT WHICH ACCOMPANIES THIS LETTER, YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF ITS NOMINEES BY SIGNING AND RETURNING THE ENCLOSED WHITE PROXY CARD TODAY IN THE POSTAGE PAID ENVELOPE PROVIDED.

          If you have signed a GREEN PROXY CARD, we strongly urge you to revoke such proxy by signing, dating and returning the enclosed WHITE PROXY CARD. ONLY YOUR LATEST DATED AND SIGNED PROXY WILL COUNT AT THE ANNUAL MEETING.



          Signing a GREEN PROXY CARD will result in you voting against your Board of Directors. Please do not sign any GREEN PROXY CARDS in the future.

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     ADDITIONAL INFORMATION AND REASONS TO SUPPORT YOUR BOARD


     - YOUR BOARD PROPERLY RESPONDED TO THE PROPOSALS. In his proxy materials, Mr. Schiffman alleges that the Board rejected two proposals to sell the Company without adequate consideration of such proposals. In fact, the Board engaged Janney Montgomery Scott, Inc. ("Janney"), a well-respected investment banking firm, to assist it in evaluating the two proposals. Contrary to Mr. Schiffman's assertion in his proxy materials, Janney had no conflict of interest but was in the best position, given its knowledge of the Company, to evaluate the proposals. After consulting with Janney, the Negotiating Committee of the Board (and subsequently, the Board itself), concluded that the proposals should not be pursued. Contrary to Mr. Schiffman's assertion in his proxy materials that the Board rejected these proposals over his "opposition", Mr. Schiffman DID NOT vote against the Board's determination on this matter but merely abstained from the Board vote on this issue. Your Board strongly believes that there is substantial growth opportunity for an independent, community oriented bank like The Madison Bank and that, in the long run, it is in the best interests of the shareholders that The Madison Bank remain independent.

     - YOUR BOARD OF DIRECTORS HAS A SUBSTANTIAL INVESTMENT IN THE COMPANY. Your Directors are shareholders just like you. In fact, in the aggregate they are the largest body of shareholders in the Company. Your Directors (excluding Mr. Schiffman) beneficially own, in the aggregate, 27% of the Company's Common Stock (including shares issuable upon exercise of options and warrants). In most cases, your Directors purchased these shares at the Company's formation and have always attempted to protect the best short, and LONG-TERM, Interests of shareholders. The four nominees of the Company beneficially own, in the aggregate, 15% of the Company's Common Stock (including shares issuable upon exercise of options and warrants). Consequently, the Directors should have voted overwhelmingly to pursue proposals relating to a possible sale of the Company, if the pursuit of the proposals were in the best economic interests of the shareholders.
          The fact that none of the Directors did so speaks volumes about their personal and fiduciary views about the benefits to the shareholders of an immediate sale of the Company.

     - YOUR BOARD OF DIRECTORS' FOUR NOMINEES ARE BOTH LONG-STANDING MEMBERS OF OUR BOARD AND DISTINGUISHED MEMBERS OF OUR COMMUNITY. Three of the nominees have served as directors of the Company since its inception in 1989, and the remaining nominee has served as a director of the Company since 1991. In contrast, the Schiffman Group's nominees have no ties to the Company. We believe that the nominees of the Schiffman Group are not depositors in or borrowers from The Madison Bank. Despite their business interests cited in Mr.

          Schiffman's proxy materials, they have never brought any of their business to The Madison Bank. Three of the Schiffman Group's nominees do not even own a single share of the Company's Common Stock. While there is no requirement that directors own shares of stock in the Company, the Company believes that, at the very least, substantial stock ownership evidences a strong commitment to the Company and aligns the interests of the Board with those of the shareholders. As directors AND shareholders, we believe Mr. Schiffman's nominees will only promote Mr. Schiffman's interests, rather than the interests of all shareholders.


     - OTHER MATTERS. As a result of the Board's dissatisfaction with his performance in 1994, Mr. Schiffman's salary was drastically reduced and his employment contract was not renewed. In 1995, Mr. Schiffman was removed from many areas of responsibility. Ultimately, he was removed as Chairman and an officer of the Company in March, 1996. Mr. Schiffman concurred with (and is on record as approving) the Board's long-term strategic plan of increased growth through improved earnings and branch expansion. This plan also includes the possibility of raising additional capital. We believe that, unbeknownst to the Board, Mr. Schiffman used his title and position to approach other parties about an immediate sale. On April 18, 1996, the Company filed an action in the Court of Common Pleas, Montgomery County, Pennsylvania, under the caption, THE MADISON BANCSHARES GROUP LTD. AND MADISON BANK V. ALAN T. SCHIFFMAN (Civ. Act. No. 96-07167), seeking an injunction to prohibit Mr. Schiffman from (i) the use of a shareholder list which it is alleged he improperly obtained under false pretenses, and (ii) from taking actions and engaging in a pattern of conduct which it is alleged constitutes a breach of his fiduciary duty as a director. Contrary to Mr. Schiffman's assertion in his proxy material, the court has not denied the Company injunctive relief but has merely not granted "emergency relief" leaving open the question of the preliminary injunction and damages.


          FOR THE FOREGOING REASONS, WE BELIEVE THAT YOUR BOARD OF DIRECTORS, WHICH HAS SIGNIFICANT EXPERIENCE IN BANKING AND HAS MANAGED THE COMPANY IN A SUCCESSFUL MANNER, IS IN A BETTER POSITION TO REPRESENT THE INTERESTS OF ALL THE SHAREHOLDERS OF THE COMPANY AND TO MAXIMIZE SHAREHOLDER VALUE. WE STRONGLY URGE YOU TO SIGN THE ENCLOSED WHITE PROXY CARD AND RETURN IT TODAY IN THE ENCLOSED POSTAGE PAID ENVELOPE.


                                   On behalf of the Board of Directors,


                                   Peter D. DePaul
                                   Chairman of the Board

     - Please be sure your latest dated proxy is a WHITE card. A later dated green card, even if marked "withhold authority" to vote for the Schiffman Group, will revoke your vote for the current Board.

     - If you own shares in the name of a brokerage firm, your broker cannot vote your shares on the election of directors unless the broker receives your specific instructions. To be certain that your vote is counted, please make sure your broker executes and returns a WHITE Proxy Card on your behalf.

     - Even though you may have signed and mailed a GREEN PROXY CARD, you have every right to change your vote simply by signing, dating and mailing management's WHITE Proxy Card.

     - REMEMBER, only your latest dated and signed proxy counts. If you have any questions regarding how to vote your shares, please call our proxy solicitor, Georgeson and Company Inc., toll free at (800) 223-2064.



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                            MADISON BANCSHARES GROUP, LTD.
                      PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    ANNUAL MEETING OF SHAREHOLDERS - MAY 21, 1996
- -------------------------------------------------------------------------------

The undersigned shareholder of MADISON BANCSHARES, LTD. (the "Company"), revoking all previous proxies, hereby constitutes and appoints E. Cheryl Hinkle and Thomas J. Coletti, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution for and in the nature and stead of the undersigned, to attend the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 21, 1996 at 10:00 A.M. at the Madison Bank Building, 1767 Sentry Parkway West, Blue Bell, Pennsylvania, and will vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at such Annual Meeting, and at any adjournment or postponement thereof; provided that said proxies are authorized and directed to vote as indicated with respect to the following matters:

1.  / /  FOR all nominees for director named below.

    / /  WITHHOLD AUTHORITY to vote for all nominees for director named below.

    / / FOR all nominees for diector named below, except WITHHOLD AUTHORITY to vote for the nominee(s) whose name(s) is (are) lined through.

         Nominees: Peter D. DePaul, Arnold M. Katz, Lorraine C. King and Michael O'Donoghue

2. / / FOR the ratification of the selection of Deloitte & Touche L.L.P. as the Company's independent auditor for 1996.

    / /  AGAINST

    / /  ABSTAIN

3. / / In their discretion, the proxies will vote on such other business as may properly come before the meeting.


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This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholders. IF NO OBJECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR AND "FOR" THE RATIFICATION OF THE SELECTION OF AUDITOR. This proxy plan delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE ANNUAL REPORT, NOTICE OF SAID MEETINGS AND THE PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH. The undersigned also hereby ratifies all that the said attorneys and proxies may do by virtue hereof and hereby confirms that this proxy shall be valid and may be voted whether or not the shareholder's name is signed as set forth below or a seal is affixed or the description, authority or capacity of the person signing is given or other defect of signature exist.

NOTE: PLEASE MARK, DATE AND SIGN THIS PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Please sign this proxy exactly as it appears in address below. If shares are registered in more than one name, all owners should sign. If signing in a fiduciary or representative capacity, such as attorney-in-fact, executor, administrator, trustee or guardian, please give full title and attach evidence of authority. Corporations please sign with full corporate name by a duly authorized officer and affix the corporate seal.




                                       Date_________________________. 1996


                                       ______________________________(SEAL)
                                       Shareholder's Signature)


                                       ______________________________(SEAL)
                                       Shareholder's Signature)


                                       ______________________________SHARES

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                                     [LOGO]

                            [MADISON BANK LETTERHEAD]

Vito A DeLisi
President/CEO

     May 7, 1996


     Dear Shareholder,

     Please be advised that our annual meeting will be held at 10:00 AM on Tuesday, May 21, 1996. The location is Plymouth Country Club, Sandy Hill and Balvoir Roads, Norristown, PA. The telephone number is 610-272-4050.

     If you have any questions please do not hesitate to contact me.


     Sincerely,


     /s/ Vito A. DeLisi
     Vito A. DeLisi
     President/CEO